STATEMENT OF THE BOARD OF DIRECTORS OF RMC HOLDINGS, INC.

                                  July 13, 2001

Subject Company Information

     This Board Recommendation Statement (the "Recommendation Statement") is being provided by Board of Directors (the "Board") of RMC Holdings, Inc. (RMC) to certain shareholders of record of RMC. RMC is the subject company of an exchange offer by IDACORP, Inc. (IDACORP).

         The address of RMC's principal executive offices is:

         RMC Holdings, Inc.
         150 Federal Way, 4th Floor
         Boise, Idaho 83705

         Telephone: (208) 336-9200
         Facsimile:  (208) 336-4506

     As of July 12, 2001, the only class of equity securities of RMC which is outstanding is common stock of RMC, par value $0.0001 per share ("RMC Common Stock"). As of July 12, 2001, there were 19,179,507 shares of RMC Common Stock outstanding.

Offeror Information

     IDACORP has initiated an exchange offer, described in the prospectus to which this recommendation statement is attached, and which is part of IDACORP's registration statement on Form S-4, filed on March 22, 2001, as amended on May 18, 2001 and on June 25, 2001, for up to 3,594,108 shares of RMC Common Stock, which equals 18.74% of the outstanding RMC Common Stock. We refer to the exchange offer, as described in the prospectus, as the Exchange Offer. The Exchange Offer provides that IDACORP is offering to exchange any amount, and up to all, of your shares of RMC Common Stock for shares of IDACORP common stock, without par value ("IDACORP Common Stock"), subject to the conditions and limitations described in the Exchange Offer. The address of IDACORP's principal executive offices is:

         IDACORP, Inc.
         1221 W. Idaho Street,
         Boise, Idaho 83702-5627

         Telephone: 208-388-2200
         Facsimile: 208-388-6903

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

Terms of the Exchange Offer, Prior Transactions

     The Exchange Offer is third in a series of transactions whereby IDACORP will acquire at least 81.26% and up to 84.73% of the currently outstanding shares of RMC Common Stock. The first transaction in this series was the purchase by IDACORP of 9,610,000 newly issued shares of RMC common stock, which acquisition closed on August 9, 2000. The second transaction was the acquisition of 3,047,453.49 shares RMC Common Stock held by certain employee shareholders of RMC (whom we refer to as the Key Shareholders), which amount of shares constituted approximately 51% of the RMC Common Stock held by these Key Shareholders. This second transaction closed on November 6, 2000.

     Under the terms of the Exchange Offer, which is the third transaction in this series of transactions, for each share of RMC Common Stock which you validly offer for exchange, do not withdraw, and which is validly accepted for exchange in accordance with the terms of the Exchange Offer, you will receive consideration equal to (a) $1.7242 divided by (b) the average of the high and low sales prices of IDACORP Common Stock (as reported on the New York Stock Exchange (NYSE) Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive trading days ending with the eleventh trading day immediately preceding the scheduled expiration date of the Exchange Offer (as set forth in the Exchange Offer)) multiplied by (c) one share of IDACORP Common Stock. If the preceding calculation yields aggregate consideration due to you which includes a fractional share of IDACORP Common Stock, then you will, for such fractional share, receive a cash payment in the form of a check equal to
(d) the fraction of IDACORP Common Stock resulting from the calculation above multiplied by (e) the closing price per share of IDACORP Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on the date the Exchange Offer closes (as set forth in the Exchange Offer).

     Any consideration which you may receive under the Exchange Offer may be reduced by such amounts as may be required to be deducted and withheld for the payment of withholding taxes in connection with the payment of such consideration under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law.

     In connection with this series of transactions, RMC and/or IDACORP and/or the Key Shareholders have entered into the following agreements:

o    an Acquisition Agreement, between IDACORP and RMC, dated August 1, 2000;

o    an Amendment No. 1 to the Acquisition Agreement, dated October 10, 2000;

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

o a Key Shareholders Agreement, between IDACORP and the Key Shareholders, dated August 1, 2000;

o    an Amendment No. 1 to the Key Shareholders Agreement, dated October 10,
     2000;

o a Purchase and Sale Agreement, between RMC and the Key Shareholders, dated August 1, 2000; and

o    employment agreements between RMC and each of the Key Shareholders.

     The terms of the Acquisition Agreement, the Purchase and Sale Agreement and the Key Shareholders Agreement are set forth in the prospectus to which this Recommendation Statement is attached. We agree with these descriptions of the terms of the agreements, and refer you to the descriptions of the Acquisition Agreement, the Key Shareholders Agreement and the Purchase and Sale Agreement in the Exchange Offer for these descriptions. These documents, as they are amended, are also attached to the Exchange Offer as Annexes A, B and E, respectively.

     Also, as stated above, RMC has entered into employment agreements with Michael Lukes, Shane Jimenez, Patti E. Lukes, Cameron Christian, Sean Rietze, Rebecca Yeager, Brian Petterson, Alex Phillips, Doug McMurray, and Derek Denk which address the terms of employment of said employees, including without limitation duties and responsibilities, compensation, termination of employment and non-competition requirements.

Recommendation of the Board

     The Board has determined that the terms of acquisition, including the terms of the Exchange Offer, are fair and in the best interests of the RMC shareholders, and offer the holders of RMC Common Stock increased value in the form of IDACORP Common Stock, which will provide greater liquidity as a publicly traded stock and an ownership interest in a larger, more diversified company.

     Accordingly, the Board has unanimously approved and adopted both the Acquisition Agreement and the Exchange Offer and unanimously recommends that the holders of RMC Common Stock offer all of their shares of RMC Common Stock to IDACORP in accordance with the terms of the Exchange Offer.

     In its deliberations concerning the Exchange Offer, the Board considered RMC's and IDACORP's respective businesses, operations, assets, management, geographic location and prospects, particularly the historical and projected performance of the IDACORP business and the established value of the IDACORP Common Stock. Also, the Board considered the financial condition and results of operations of RMC and IDACORP both on a historical and on a prospective basis. Other factors considered by the Board include:

o the current and historical prices, trading information and dividend payments with respect to IDACORP Common Stock as compared with RMC stock;

o the fact that according to the tax opinion issued by Deloitte and Touche, LLP, as tax advisor to RMC, the exchange will more likely than not be tax-free to holders of RMC Common Stock who participate in the Exchange Offer (except for any cash paid in lieu of fractional shares of IDACORP Common Stock);

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

o the terms of the Acquisition Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination;

o the current status of the industry and economic, market and regulatory conditions;

o IDACORP's and RMC's compatible corporate cultures and vision of the future of the energy and ISP businesses;

o    the ability to consummate successfully the acquisition and the Exchange
     Offer;

o the lack of other opportunities for RMC shareholders to sell their RMC Common Stock;

o the financial condition, results of operations, cash flows, earnings, assets and prospects of RMC if it remains an independent company;

o the potential strategic alternatives available to RMC and the viability and risks associated with each alternative, including the prospects for RMC on a stand-alone basis and the risks associated with achieving and executing upon RMC's business plan, both short-term and long-term;

o the belief of RMC's management that, based on its review of RMC's strategic alternatives it is unlikely that any party would propose an alternative transaction that would be more favorable to RMC and its shareholders than the Exchange Offer;

o the opportunity of the combined company to reduce costs through economies of scale that would not have been readily achievable by RMC independently, and the elimination of redundant operations and duplicate administrative functions;

o the increasing competition in RMC's markets from both existing and potential competitors; and

o the fact that the Exchange Offer will present the opportunity for the holders of shares of RMC Common Stock to participate in a significantly larger and more diversified company and, as shareholders of IDACORP, to have greater liquidity in their shares and to benefit from any future growth of IDACORP.

     The above factors were considered as a whole and no one factor was assigned a greater significance by the Board than any other.

     Also, on August 8, 2000, the Board of Directors of RMC at that time, adopted resolutions which approved and adopted the Acquisition Agreement and the other agreements set forth therein, which provided that the Board would provide this Recommendation Statement, and undertake other actions necessary to complete the transactions contemplated by the Acquisition Agreement. In the case of the approval and adoption of the Exchange Offer on July 13, 2001, a committee of the Board consisting of the sole Director of RMC who is not an employee of IDACORP, Mr. Michael A. Lukes, first approved and adopted the Exchange Offer and agreed to recommend it and its terms to the shareholders of RMC, and then the entire Board unanimously approved and adopted the Exchange Offer and agreed to

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

recommend it and its terms to the shareholders of RMC. Copies of these resolutions are attached to this Recommendation Statement as Exhibits 1 and 2.

     The Exchange Offer is being made available to all of the current shareholders of RMC, excluding IDACORP and those shareholders listed on Annex A to Annex B of the Exchange Offer (who comprise the Key Shareholders). None of the excluded shareholders is eligible to participate in the Exchange Offer.

     The Board, by the unanimous vote of all directors, has approved and adopted both the Acquisition Agreement and the Exchange Offer, believes that the terms of the Exchange Offer are in the best interest of the holders of RMC common stock for the reasons set forth herein and recommends that the holders of RMC common stock exchange all of their shares of RMC common stock for shares of IDACORP common stock in accordance with the terms of the exchange offer.

     None of the members of the Board nor RMC has been employed, retained, or otherwise compensated (other than as set forth above in connection with the acquisition of any shares of RMC Common Stock which the Key Shareholders may have owned) in connection with making this recommendation. The Board's making of this recommendation is a condition precedent to IDACORP's obligation to conduct the Exchange Offer.

Prior Transactions Involving RMC Common Stock

     As stated above, there have been numerous transactions between RMC, IDACORP and the Key Shareholders with respect to RMC Common Stock. These transactions were undertaken in connection with the first two transactions described above, whereby IDACORP acquired 12,657,453.49 shares of RMC Common Stock, which constitutes approximately 66% of the outstanding shares of RMC Common Stock. For a description of the material terms of these transactions, we refer you to the descriptions of these transactions in the "Exchange Offer" and "Material Contacts with RMC" sections of the Exchange Offer.

     In the past sixty days no transactions involving RMC Common Stock have occurred between RMC and IDACORP.

Other Actions by the Board

     Apart from the transaction and agreements set forth above, RMC, its subsidiaries and its affiliates have not undertaken, and are not engaged in, any other negotiations with IDACORP or any other person with respect to any tender offer or acquisition of RMC's or IDACORP's securities.

Exhibits


     The following documents are attached to this Recommendation Statement as exhibits:

     1. Approval, Adoption and Recommendation of Michael A. Lukes, Director of RMC, recommending the Exchange Offer.

     2. Resolution of the Board of Directors of RMC, approving, adopting and recommending the Exchange Offer.

By:      /s/ Michael A. Lukes           By:      /s/ J. LaMont Keen

Name:    Michael A. Lukes               Name:    J. LaMont Keen

Title:   Director                       Title:   Director

Date:    July 13, 2001                  Date:    July 13, 2001







By:      /s/ Jan B. Packwood            By:      /s/ Jim C. Miller

Name:    Jan B. Packwood                Name:    Jim C. Miller

Title:   Director                       Title:   Director

Date:    July 13, 2001                  Date:    July 13, 2001







By:      /s/ Richard Riazzi             By:      /s/ Michael M. Feiler

Name:    Richard Riazzi                 Name:    Michael M. Feiler

Title:   Director                       Title:   Director

Date:    July 13, 2001                  Date:    July 13, 2001

                               RMC HOLDINGS, INC.

       COMMITTEE OF THE BOARD OF DIRECTORS CONSISTING OF THE SOLE DIRECTOR
         OF RMC HOLDINGS, INC. WHO IS NOT AN EMPLOYEE OF IDACORP, INC.,
                                MICHAEL A. LUKES

                                  July 13, 2001

WHEREAS, the undersigned, Mr. Michael A. Lukes, being the sole director of the Board of Directors (the "Board") of RMC Holdings, Inc., an Idaho corporation (the "Corporation"), who is not an employee of IDACORP, Inc., an Idaho corporation ("IDACORP"), deems it desirable and in the best interests of the Corporation to effect the acquisition of the Corporation by IDACORP;

WHEREAS, IDACORP and the Corporation have entered into an Acquisition Agreement dated August 1, 2000 (the "Acquisition Agreement"), attached hereto as Annex A, as amended by an Amendment No. 1 dated October 10, 2000; and

WHEREAS, IDACORP has initiated an exchange offer effective July 13, 2001, described in the prospectus, attached hereto as Annex B, which is part of IDACORP's registration statement on Form S-4, filed on March 25, 2001, as amended on May 18, 2001 and on June 25, 2001, for up to 3,594,108 shares of the Corporation's Common Stock, which equals 18.74% of the outstanding Common Stock of the Corporation. The exchange offer, as described in the prospectus, is hereinafter referred to as the "Exchange Offer."

NOW, THEREFORE, BE IT

RESOLVED, that the Exchange Offer be, and it hereby is, adopted and approved; and be it further

RESOLVED, that the Exchange Offer and its terms be, and they hereby are, recommended to the shareholders of the Corporation for their approval; and be it further

RESOLVED, that the officers of the Corporation be and they hereby are, and each of them singly hereby is, authorized and directed to do or cause to be done all such acts and things and to take any and all steps and do any and all things and execute and deliver any and all such documents and papers, and to expend such money and pay such filing fees, as they may deem necessary, desirable or appropriate to effect the Exchange Offer, or to otherwise effectuate the purposes of each and all of the foregoing resolutions, and any and all actions hereafter taken by or at the direction of said officers or any of them consistent with the terms, provisions and intent of the foregoing resolutions be and the same are hereby approved, authorized and confirmed in all respects.

By:      /s/ Michael A. Lukes

Name:    Michael A. Lukes
Title:   Director
Date:    July 13, 2001

                                     ANNEX A



                              ACQUISITION AGREEMENT

                                     ANNEX B



                                 EXCHANGE OFFER

                               RMC HOLDINGS, INC.

                                  July 13, 2001

WHEREAS, the Board of Directors (the "Board") of RMC Holdings, Inc., an Idaho corporation (the "Corporation") deems it desirable and in the best interests of the Corporation to effect the acquisition of the Corporation by IDACORP, Inc., an Idaho corporation ("IDACORP");

WHEREAS, IDACORP and the Corporation have entered into an Acquisition Agreement dated August 1, 2000 (the "Acquisition Agreement"), attached hereto as Annex A, as amended by an Amendment No. 1 dated October 10, 2000; and

WHEREAS, IDACORP has initiated an exchange offer effective July 13, 2001, described in the prospectus, attached hereto as Annex B, which is part of IDACORP's registration statement on Form S-4, filed on March 25, 2001, and amended May 18, 2001 and June 25, 2001, for up to 3,594,108 shares of the Corporation's Common Stock, which equals 18.74% of the outstanding Common Stock of the Corporation. The exchange offer, as described in the prospectus, is hereinafter referred to as the "Exchange Offer."

NOW, THEREFORE, BE IT

RESOLVED, that the Exchange Offer be, and it hereby is, adopted and approved; and be it further

RESOLVED, that the Exchange Offer and its terms be, and they hereby are, recommended to the shareholders of the Corporation for their approval; and be it further

RESOLVED, that the officers of the Corporation be and they are, and each of them singly hereby is, authorized and directed to do or cause to be done all such acts and things and to take any and all steps and do any and all things and execute and deliver any and all such documents and papers, and to expend such money and pay such filing fees, as they may deem necessary, desirable or appropriate to effect the Exchange Offer, or to otherwise effectuate the purposes of each and all of the foregoing resolutions, and any and all actions hereafter taken by or at the direction of said officers or any of them consistent with the terms, provisions and intent of the foregoing resolutions be and the same are hereby approved, authorized and confirmed in all respects.

By:      /s/ Michael A. Lukes
         ---------------------

Name:    Michael A. Lukes
Title:   Director
Date:    July 13, 2001



By:      /s/ Jan B. Packwood
         -------------------

Name:    Jan B. Packwood
Title:   Director
Date:    July 13, 2001



By:      /s/ Richard Riazzi
         ---------------------

Name:    Richard Riazzi
Title:   Director
Date:    July 13, 2001



By:      /s/ J. LaMont Keen
         ------------------

Name:    J. LaMont Keen
Title:   Director
Date:    July 13, 2001



By:      /s/ Jim C. Miller
         -----------------

Name:    Jim C. Miller
Title:   Director
Date:    July 13, 2001



By:      /s/ Michael M. Feiler
         ---------------------

Name:    Michael M. Feiler
Title:   Director
Date:    July 13, 2001

                                     ANNEX A



                              ACQUISITION AGREEMENT

                                     ANNEX B



                                 EXCHANGE OFFER